UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

William T. Coleman currently serves as a member of the board of directors (the “Board”) of Palm, Inc. (the “Company”). His term is due to expire as of the Company’s 2009 annual meeting of stockholders, expected to be held on September 30, 2009 (the “Annual Meeting”). Pursuant to the Company’s Corporate Governance Principles, which requires that a director submit his or her resignation from the Company’s board of directors (the “Board”) upon changing his or her principal business association, Mr. Coleman submitted his resignation to the Company. Mr. Coleman was the Chief Executive Officer of Cassatt Corporation until its recent sale to CA, Inc. On July 22, 2009, the Board accepted Mr. Coleman’s resignation effective as of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: July 28, 2009	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

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